SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

POLONIA BANCORP
(Exact Name of Registrant as Specified in Its Charter)

United States	0- 52267	41-2224099
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania 19006
(Address of principal executive offices) (Zip Code)

(215) 938-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 17, 2012, Polonia Bancorp (the “Company”) and its wholly-owned subsidiary Polonia Bank (the “Bank”), each entered into first amendments to the employment agreements with (i) Anthony J. Szuszczewicz, Chairman, President and Chief Executive Officer of the Company and the Bank, (ii) Paul D. Rutkowski, Chief Financial Officer and Treasurer of the Company and the Bank, and (iii) Kenneth J. Maliszewski, Senior Vice President of the Company and the Bank, which amend the employment agreements previously entered into with Messrs. Szuszczewicz, Rutkowski and Maliszewski (the “executives”) on January 11, 2007. The amendments revise Section 11(f)(ii) of the agreements to limit the potential severance obligations owed by the Company and the Bank to each executive upon termination (excluding termination upon a change in control as defined in the agreement) to an amount based on what each executive would be paid or provided for a period of one year from the executive’s date of termination.  Prior to the amendments, the executives were entitled to receive an amount of severance benefits based on a period of time constituting the remaining term of the agreements, which may have been up to three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2012	By: /s/ Paul D. Rutkowski
Paul D. Rutkowski Chief Financial Officer and Treasurer